Exhibit 99.1

Intelligent Bio Solutions Completes Precision Testing, Strengthening FDA 510(k) Submission Package Ahead of Planned Entry into Multi-Billion-Dollar U.S. Drug Screening Market

Precision testing confirms reproducibility across more than 1,600 tests, three production runs, and three independent testing sites

NEW YORK, July 21, 2026 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced the completion of precision testing, a key component of the Company’s FDA 510(k) submission for U.S. market clearance of its Intelligent Fingerprinting Drug Screening System for detection of the opiate codeine.

The precision testing, conducted following the Company’s clinical cut-off adjustment, confirmed that the Intelligent Fingerprinting Drug Screening System produced consistent, reliable results across varied manufacturing conditions and operating environments. The precision testing included more than 1,600 tests across three production runs and three independent sites. The results showed repeatable, reproducible performance across all runs and sites, confirming the system’s suitability for workplace and other drug screening environments.

“Completing over 1,600 tests across multiple independent sites and production runs puts us firmly on track for our FDA 510(k) submission, and, once FDA 510(k) clearance is obtained, a planned U.S. launch,” said Harry Simeonidis, President and CEO of Intelligent Bio Solutions. “Every clinical study and test we complete adds to the evidence supporting our submission and brings us closer to the U.S. market. The depth of our precision testing dataset reflects the rigor we are applying to get there.”

The precision testing results will be included in the Company’s FDA 510(k) submission, alongside penetration testing data and data collected from the previously announced Cut-off Study, Method Comparison Study, and Interference Study. The comprehensive data strengthens the Company’s FDA 510(k) application, addressing the safety, accuracy, usability, specificity, security, and precision of the Intelligent Fingerprinting Drug Screening System.

The U.S. drug screening market represents a multi-billion-dollar annual opportunity for the Company, spanning workplace testing, criminal justice, pain management, and substance abuse treatment. The Company’s non-invasive fingerprint technology offers distinct advantages over traditional urine, oral fluid, and blood testing, including rapid results, flexible screening at any time and location, and a detection window designed to support screening for recent drug use.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (Nasdaq: INBS) is a medical technology company delivering intelligent, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the U.S. include construction, manufacturing and engineering, transport and logistics firms, mining, drug treatment organizations, and coroners.

For more information, visit: https://ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, and involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, statements regarding Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefits from its partnerships and collaborations, secure regulatory clearance or approvals, and timelines to enter the U.S. market, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results may differ materially from those expressed or implied by such statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” and “approximately,” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those described in Intelligent Bio Solutions’ public filings with the U.S. Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of the date of this release. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact

Intelligent Bio Solutions Inc.
info@ibs.inc

Investor & Media Contact

Valter Pinto, Managing Director
KCSA Strategic Communications
PH: (212) 896-1254
INBS@kcsa.com